UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Joint Share Ownership Plan

On January 28, 2011, pursuant to its authority under the Virgin Media Inc. 2010 Stock Incentive Plan (the “Stock Incentive Plan”), the compensation committee (the “Committee”) of the board of directors (the “Board”) of the Company approved the adoption of a Joint Stock Ownership Plan (the “JSOP”) as a sub-plan of the Stock Incentive Plan for its executive officers and other key employees of the Company in the United Kingdom.

Under the Company’s JSOP, option-equivalent and performance share equivalent interests are acquired by participants in the form of shares owned jointly by the participant and a Delaware grantor trust established by the Company.  The participant is required to pay the Company an amount for the interest that is intended to be equivalent to its fair market value for U.K. tax purposes, taking into account the structure of the interest, its contingent nature and other relevant factors.  Participants are also issued supplementary awards that, together with the option equivalent and performance share equivalent interests under the JSOP, provide aggregate equivalent value to traditional options and performance shares.  Because participants purchase their interest in the shares at the time of the initial award, growth in the value of the Company’s common stock above a certain threshold will be capital gains.

Vesting of the JSOP and supplementary awards is subject to the same performance targets referenced below.

The trustee will return to the Company any shares underlying awards that do not vest, and will repay dividends on the shares in the trust to the Company until the awards are exercised. The trustee will vote shares in the trust in proportion to the votes of other stockholders of the Company until the awards vest.

The JSOP is a voluntary option under the 2011 Long-Term Incentive Plan described below.

2011 Long-Term Incentive Plan

In 2010, the stockholders approved the Stock Incentive Plan to provide key senior managers and executives with long-term incentives. On January 28, 2011, the Committee approved the Company’s 2011 long-term incentive plan (the “2011 LTIP”), which includes the award of stock options and performance shares or restricted stock units, or option and performance share equivalent interests, to senior employees of the Company and its subsidiaries.  The performance shares, restricted stock units and performance share equivalent interests are designed to incentivize senior managers to meet stringent business performance targets over a three-year period in order to drive long-term stockholder value.

Overall Structure

The 2011 LTIP is comprised of (1) option or option equivalent awards to senior employees that vest based solely on time in five equal annual installments, beginning January 1, 2012, and (2) performance share, restricted stock unit or performance share equivalent awards to senior employees with cliff vesting after three years that are linked to the achievement of performance criteria over the three-year period (January 1, 2011 to December 31, 2013), in each case, subject to continued employment with the Company to the vesting date.  The 2011 LTIP also provides for an options grant to a group of less senior employees approved by the Chief Executive Officer.

Under the 2011 LTIP, options with a face value of 100% of the recipient’s base annual salary (200% in the case of the Chief Executive Officer) were granted to, or option equivalent awards (similarly calculated) were acquired by, eligible senior employees, including all of the Company’s named executive officers.

Also under the 2011 LTIP, performance shares or restricted stock units with a face value of 150% of the recipient’s annual base salary (75% in the case of a second tier of senior employees that does not include named executive officers; 300% in the case of the Chief Executive Officer) were granted to, or performance share equivalent awards (similarly calculated) were acquired by, eligible senior employees, including all of the Company’s named executive officers.

The options and option equivalent awards will have a ten-year term. The vesting of the options and option equivalent awards will accelerate in the event that there is a change in control of the Company and the individual is terminated for good reason or without cause within 12 months of the change of control event. If vesting of options issued under the Company Stock Option Plan (the “CSOP”) is accelerated, the options subject to accelerated vesting may in certain circumstances cease to qualify for the favorable tax treatment otherwise applicable to CSOP options (unless accelerated vesting is for certain specific good leaver reasons) and the tax treatment will be that applicable to options granted otherwise under the 2011 LTIP.

Award Date

The options, performance shares and restricted stock units were granted, and the option equivalent and performance share equivalent interests were acquired, on January 28, 2011.  The average of the high and low market price of the Company’s common stock on the NASDAQ Global Market on the date of award, which the Company uses for calculating award levels, was $25.31 on that date.

Performance Criteria for the Performance Shares, Restricted Stock Units and Performance Share Equivalent Interests

The performance criteria for the performance shares, restricted stock units and performance share equivalent awards  are as follows: (i) 50% based on achievement of a cumulative simple cash flow (“SCF”) target in respect of the period from January 1, 2011 through December 31, 2013, being operating income before depreciation, amortization, goodwill and other intangible asset impairments and restructuring and other charges, less fixed asset additions on an accrual basis (excluding additions in respect of Electronic Equipment Waste Obligations accrued under the Asset Retirement and Environmental Obligations Topic of the FASB Accounting Standards Codification) and (ii) 50% based on total shareholder value (“TSV”) performance in respect of the period from January 1, 2011 through December 31, 2013 relative to a pre-determined performance comparator group.  Vesting of any SCF-based award with grant date face value of greater than 50% of the recipient’s annual base salary also requires top quartile TSV performance. Further, if TSV growth is negative, the number of restricted stock units vesting based on TSV performance (except in respect of the SCF-based award) will be reduced by half from the percentage otherwise applicable.

The performance criteria include minimum and maximum performance levels. The award documents establish a minimum level for each performance condition below which no shares will vest and a maximum level of performance at which all of the awards will vest. If the performance is below the minimum level, the awards subject to such performance condition will lapse.

Equivalent payments for the restricted stock units may be made in cash rather than common stock at the Committee’s discretion.

If the award recipient’s employment terminates prior to the payment date, the awards will be forfeited. The vesting of these awards will not accelerate in the event of a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2011

VIRGIN MEDIA INC.

By:	/s/ Scott Dresser
Name:	Scott Dresser
Title:	Secretary